LETTER OF TRANSMITTAL

                Regarding Limited Liability Company Interests in

                   BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC

                   Tendered Pursuant to the Offer to Purchase
                              Dated March 23, 2005

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
              RECEIVED BY THE FUND BY 12:00 MIDNIGHT, EASTERN TIME,
                ON APRIL 22, 2005, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

                         Forum Shareholder Services, LLC
                                  P.O. Box 446
                             Portland, ME  04112-9925
                               Fax: (207) 879-6206

                           For additional information:
                              Phone: (207) 879-6093


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


Ladies and Gentlemen:

                  The undersigned hereby tenders to BACAP Alternative Multi-Strategy Fund, LLC (the "Fund"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited liability company interest in the Fund ("Interest" or "Interests" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated March 23, 2005 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

                  The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

                  The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.

                  Payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to the account in which the undersigned held its Interest, or such other account as the Investor may designate in writing, as described in Section 6 of the Offer. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. (Any payment in the form of marketable securities would be made by means of special arrangement with the tendering Investor in the sole discretion of the Managers of the Fund.)

                  A promissory note reflecting the contingent payment portion of the purchase price, if any, as described in Section 6 of the Offer to Purchase, will be deposited directly to the account in which the undersigned held its Interest, or such other account as the Investor may designate in writing. (Any contingent payment of cash due pursuant to the Note will also be deposited directly to such account and, upon a withdrawal of this cash from the account, the institution at which the account is held may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.) The undersigned recognizes that the amount of the purchase price for Interests will be based on the estimated unaudited net asset value of the Fund as of June 30, 2005, and that the contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for the fiscal year ending March 31, 2006, which is anticipated to be completed not later than 60 days after March 31, 2006. The payment of the contingent obligation will be made promptly after such 60-day period.


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


                  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.


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


PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

FORUM SHAREHOLDER SERVICES, LLC
P.O. BOX 446
PORTLAND, ME 04112-9925
FAX: (207) 879-6206
PHONE: (207) 879-6093

PART 1.           INVESTOR INFORMATION:

            Name of Investor:
                               -------------------------------------------------

            Social Security No.
            or Taxpayer
            Identification No.:
                                    --------------------------

            Telephone Number:       (       )
                                    --------------------------

PART 2.           AMOUNT OF INTEREST IN THE FUND BEING TENDERED:

            [ ]     Entire limited liability company interest.

            [ ] Portion of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value greater than: (a) $25,000, net of the incentive allocation, if any, or net of the tentative incentive allocation, if any; or (b) the tentative incentive allocation, if any, must be maintained (the "Required Minimum Balance").)*

                                                   $-----------

            [ ] Portion of limited liability company interest in excess of the Required Minimum Balance.

                    *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.           PAYMENT.

            CASH PAYMENT

            Cash payments will be wire transferred directly to the account in which the undersigned held its Interest, or such other account designated by the Investor in writing. The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to such account, upon a withdrawal of this cash payment from the account, the institution at which the account is held may impose any fees that would customarily be assessed upon the withdrawal of cash from the account. (Any payment in the form of marketable securities would be made by means of special arrangements with the undersigned.)


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


            PROMISSORY NOTE

            The promissory note reflecting the contingent payment portion of the purchase price, if any, will be deposited directly to the account in which the undersigned held its Interest, or such other account as the Investor may designate in writing. The undersigned hereby represents and warrants that the undersigned understands that any payment of cash due pursuant to the Note will also be deposited directly to such account, and, upon a withdrawal of this cash from the account, the institution at which the account is held may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.


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


PART 4.



SIGNATURE(S).


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

FOR INDIVIDUAL INVESTORS                                     FOR OTHER INVESTORS:
AND JOINT TENANTS:


------------------------------------                         ------------------------------------
Signature                                                    Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON INVESTOR CERTIFICATION)


------------------------------------                         ------------------------------------
Print Name of Investor                                       Signature
                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                                              ON INVESTOR CERTIFICATION)


------------------------------------                         ------------------------------------
Joint Tenant Signature if necessary                          Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON INVESTOR CERTIFICATION)


------------------------------------                         ------------------------------------
Print Name of Joint Tenant                                   Co-signatory if necessary
                                                             (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                                              ON INVESTOR CERTIFICATION)


                                                             ------------------------------------
                                                             Print Name and Title of Co-signatory

-------------------------------------------------------------------------------------------------


Date:    _________________





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